Exhibit 5






January 16, 1997

Unites States Securities
   and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Genisys Reservation Systems, Inc. (the "Company")

Gentlemen:

     Reference  is  made  to  the  registration   statement  (the  "Registration
     Statement") on Form SB-2, registration number 333-15011, filed with the Securities and Exchange Commission by the Company.

     We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

       Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New Jersey.

     2. The 1,035,000 shares of the Company's Common Stock (including the Underwriter's Over- Allotment Option) which are due to be sold pursuant to the Underwriter Agreement ("Agreement") have been duly and validly authorized and when issued and paid for in accordance with the terms of the Agreement between the Company and R.D. White, Inc. (the "Underwriter"), will be validly issued, fully paid and non- assessable shares of Common Stock of the Company.

     3. The Class A Warrants to purchase up to 1,725,000 shares of the Company's Common Stock will be duly and validly issued and exercisable in accordance with their terms. The 1,725,000 shares of the Company's Common Stock (the "Common Stock") issuable upon the exercise of the Class A Warrants, have been duly and validly authorized and when paid for will be duly authorized and issued and fully paid and non-assessable.

     4. The Class B Warrants to purchase up to 1,035,000 shares of the Company's Common Stock will be duly and validly issued and exercisable in accordance with their terms. The 1,035,000 shares of the Company's Common Stock (the "Common Stock") issuable upon the exercise of the Class B Warrants, have been duly and validly authorized and when paid for will be duly authorized and issued and fully paid and non-assessable.

     5. The 287,500 shares of the Company's Common Stock issuable upon exercise of the outstanding Selling Shareholder Warrants, have been duly and validly authorized, and when paid for will be

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     duly  issued,  fully  paid  and  non-assessable.  The  Selling  Shareholder
     Warrants have been duly authorized and issued and are exercisable in accordance with their terms.

     6. The 3,067,500 shares of Common Stock underlying the Class A Warrants, the Class B Warrants and the Selling Shareholder Warrants have been reserved for issuance upon exercise thereof.

     7. The Underwriter's Purchase Option ("Purchase Option") to be sold to the Underwriter entitling it to purchase 90,000 shares of Common Stock and 150,000 Class A Warrants and 90,000 Class B Warrants has been duly authorized and will be issued in accordance with the Agreement, and such 90,000 shares of Common Stock have been duly and validly authorized and when paid for, will be validly issued fully paid and non-assessable. In addition, the 150,000 shares of Common Stock issuable upon the exercise of the Class A Warrants, and the 90,000 shares of Common Stock issuable upon the exercise of the Class B Warrants granted to the Underwriter pursuant to the Purchase Option have been duly authorized and issued and when paid for will be fully paid and non-assessable. The 240,000 shares of Common Stock issuable upon exercise of the Purchase Option have been duly reserved for issuance upon exercise thereof, and when issued, and paid for in accordance with their terms, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,



                                                     McLAUGHLIN & STERN, LLP

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